SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 5, 2008

CLARKSTON FINANCIAL CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	333-63685 (Commission File Number)	38-3412321 (IRS Employer Identification no.)

6600 Highland Road, Suite 24 Waterford, Michigan (Address of principal executive office)	48327 (Zip Code)

Registrant’s telephone number,
including area code: (248) 922-6945

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Effective January 5, 2008, the Board of Directors of Clarkston Financial Corporation elected Mr. J. Grant Smith as Chief Executive Officer and President of Clarkston Financial Corporation. Mr. Smith was also elected as President of Clarkston State Bank. Mr. Smith has served as President and Chief Operating Officer of Clarkston Financial Corporation since January 2006 and served as Chief Financial Officer from December 2001 to December 2005. There is no arrangement or understanding between Mr. Smith and any third party pursuant to which he was selected as an officer. Mr. Smith does not have any family relationship with any director or executive officer of Clarkston Financial Corporation or Clarkston State Bank.

    Mr.        Edwin L. Adler resigned as Chief Executive Officer but will continue to serve as Chairman of the Board of Directors of Clarkston Financial Corporation. Mr. Adler also serves as a director of Clarkston State Bank. Mr. Adler’s resignation as Chief Executive Officer was not in response to any disagreement with the operations, policies or practices of Clarkston Financial Corporation or Clarkston State Bank.

    Ms.        Dawn Horner resigned her position as President of Clarkston State Bank and was elected as Executive Vice President with responsibility for retail operations. Ms. Horner’s resignation as President was not in response to any disagreement with the operations, policies or practices of Clarkston Financial Corporation or Clarkston State Bank.

Item 9.01.	Financial Statements and Exhibits.

Exhibit

99.1	Press release dated January 10, 2008.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 10, 2008	CLARKSTON FINANCIAL CORPORATION (Registrant) By: /s/ J. Grant Smith —————————————— J. Grant Smith Chief Executive Officer